UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

Laser Master International, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	2-76262-NY	11-2564587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 First Street, Harrison, NJ	07029
(Address of principal executive offices)	(Zip Code)

(973) 482-7200

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 21, 2006, we purchased a parcel of commercial real estate located at 4540 N. Pulaski Road, Chicago, Illinois from an unrelated party for a purchase price of $7,458,784.12.  The property includes a building which is presently leased to a CVS Pharmacy retail store on a triple net lease, with the tenant bearing all expenses. Current rental on the facility is $45,570.45 per month, and the present lease extends through December 2028.

As previously reported, we sold our Harrison, New Jersey plant in June of this year, and allocated $4,000,000 of the sales price to an escrow account intended to satisfy the requirements of Section 1031 of the Internal Revenue Code. Section 1031 permits us to avoid paying current taxes on the amount of proceeds deposited in escrow  to acquire replacement property if used to acquire the replacement property within 6 months. The property we bought was intended to qualify as replacement property, and the purchase was made from the escrowed funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASER MASTER INTERNATIONAL, INC.

Date:   December 1, 2006

By:      /s/ Mendel Klein______________

Mendel Klein, Chief Executive Officer